                                                                   Exhibit 99.2







                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG




                              BELCO OIL & GAS CORP.




                           BELCO ACQUISITION SUB, INC.




                                       AND




                                CODA ENERGY, INC.






                          DATED AS OF OCTOBER 31, 1997



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                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I

         DEFINITIONS.........................................................1

ARTICLE II

         THE MERGER.........................................................10
         Section  2.1   The Merger..........................................10
         Section  2.2   Effective Time......................................10
         Section  2.3   Certificate of Incorporation and Bylaws of the
                        Surviving Corporation...............................10
         Section  2.4   Board of Directors and Officers.....................10
         Section  2.5   Conversion of Company Shares........................11
         Section  2.6   Surrender of Certificates; Payment for and
                        Exchange of Shares..................................12
         Section  2.7   No Fractional Warrants..............................12
         Section  2.8   Adjustment Event....................................12
         Section  2.9   No Further Transfers................................13
         Section  2.10   Dissenting Shares..................................13
         Section  2.11   Conversion of Buyer Sub Securities.................13
         Section  2.12   Stockholders to Have No Further Rights.............13

ARTICLE III

         THE CLOSING........................................................14
         Section  3.1   Closing.............................................14
         Section  3.2   Deliveries at Closing...............................14

ARTICLE IV

         TAURUS DISPOSITION; PURCHASE PRICE ADJUSTMENTS.....................14
         Section  4.1   Taurus Disposition..................................14
         Section  4.2   Additional Purchase Price Adjustments...............15

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF BUYER............................15
         Section  5.1   Organization and Qualification......................15
         Section  5.2   Authority Relative to this Agreement................16
         Section  5.3    Reports and Financial Statements...................17
         Section  5.4   Absence of Certain Changes or Events................18
         Section  5.5    Sufficient Funds...................................18
         Section  5.6    No Broker's Fees...................................19

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ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................19
         Section  6.1   Organization and Qualification......................19
         Section  6.2   Capitalization......................................19
         Section  6.3   Subsidiaries........................................20
         Section  6.4   Authority Relative to this Agreement................20
         Section  6.5   Reports and Financial Statements....................21
         Section  6.6   Absence of Certain Changes or Events................22
         Section  6.7   Litigation and Claims...............................23
         Section  6.8   Information in Agreement and Company Disclosure
                        Schedule............................................23
         Section  6.9   Employee Benefits Plans; Labor Matters..............23
         Section  6.10   Environmental Matters..............................25
         Section  6.11   Public Utility Holding Company Act.................26
         Section  6.12   Oil and Gas Contracts..............................26
         Section  6.13   Takeover Provisions Inapplicable...................26
         Section  6.14   Finder's Fees......................................26
         Section  6.15   Compliance with Applicable Laws....................27
         Section  6.16   Taxes..............................................27
         Section  6.17   Certain Agreements.................................28
         Section  6.18   Engineering Reports................................28
         Section  6.19   Oil and Gas Reserve Information....................28
         Section  6.20   Title to Property..................................30
         Section  6.21   Transfer Requirements and Preference Rights........30
         Section  6.22   Condemnation.......................................30
         Section  6.23   Insurance..........................................30
         Section  6.24   Affiliate Transactions.............................30
         Section  6.25   Taurus.............................................31
         Section  6.26   Supplemental Information Regarding HSR.............31

ARTICLE VII

         CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME....................31
         Section  7.1   Conduct of Business by the Company..................31
         Section  7.2   Obligations of Buyer and the Company................34
         Section  7.3   Notice of Breach....................................34

ARTICLE VIII

         ADDITIONAL AGREEMENTS..............................................34
         Section  8.1   Access and Information..............................34
         Section  8.2   Reasonable Efforts..................................35
         Section  8.3   No Solicitation.....................................35
         Section  8.4   Employee Matters....................................36
         Section  8.5   Indemnification.....................................36



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         Section  8.6   Stockholder Meeting.................................37
         Section  8.7   Buyer's Obligations Regarding Buyer Sub.............38

ARTICLE IX

         CONDITIONS PRECEDENT...............................................38
         Section  9.1   Conditions to Each Party's Obligations..............38
         Section  9.2   Conditions to Obligation of the Company.............38
         Section  9.3   Conditions to Obligations of Buyer..................39

ARTICLE X

         TERMINATION, AMENDMENT AND WAIVER..................................41
         Section  10.1   Termination........................................41
         Section  10.2   Effect of Termination..............................41
         Section  10.3   Amendment..........................................41
         Section  10.4   Waiver.............................................41

ARTICLE XI

         GENERAL PROVISIONS.................................................42
         Section  11.1   Non-Survival of Representations and Warranties.....42
         Section  11.2   Notices............................................42
         Section  11.3   Expenses...........................................43
         Section  11.4   Publicity..........................................43
         Section  11.5   Interpretation.....................................44
         Section  11.6   Severability.......................................44
         Section  11.7   Arbitration........................................44
         Section  11.8   Miscellaneous......................................45
         Section  11.9   Effective Date.....................................45



                                      -iii-

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Exhibits

         A - Form of Warrant Agreement
         B - Form of JEDI Agreement
         C - Form of Buyer Counsel Opinion (Andrews & Kurth L.L.P.) D-1 - Form of Company Counsel Opinion (Joe Callaway) D-2 - Form of Company Counsel Opinion (Haynes and Boone, LLP) E - Form of Registration Rights Agreement F - Form of Shareholders Agreement G - Form of Miller Employment Agreement Amendment


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



                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of October 31, 1997 (the "Agreement"), is by and among Belco Oil & Gas Corp., a Nevada corporation ("Buyer"), Belco Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and Coda Energy, Inc., a Delaware corporation (the "Company").

                                R E C I T A L S:

                  WHEREAS, it is the intention of the parties that the Company will become a wholly-owned subsidiary of Buyer through the merger of Buyer Sub into the Company pursuant to the terms of this Agreement (the "Merger") and Buyer Sub will cease to exist as a separate entity.

                  WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interests of the Company to enter into this Agreement;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, JEDI (as defined herein) and Buyer are executing and delivering the JEDI Agreement (as defined herein);

                  WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and each of the owners of Company Common Stock (as defined herein), Company Preferred Stock (as defined herein) and Outstanding Options (as defined herein), are executing and delivering the Stockholders Allocation Agreement (as defined herein);

                  WHEREAS, concurrently with the execution and delivery of this Agreement, each of the owners of Company Common Stock, Company Preferred Stock and Outstanding Options are executing and delivering the Shareholder Agreement (as defined herein);

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Action" shall mean any action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Entity.

                  "Adjustment Event" shall have the meaning set forth in
Section 2.8.

                  "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, "Affiliate" shall not include any wholly-owned Subsidiary of the Company.

                  "Agreement" shall have the meaning set forth in the opening paragraph.

                  "Alternative Taurus Disposition Agreement" shall have the meaning set forth in Section 4.1.

                  "Business Day" shall mean any day, other than Saturday, Sunday, or any legal holiday recognized by banking institutions in the State of Texas.

                  "Buyer" shall have the meaning set forth in the opening paragraph hereof.

                  "Buyer Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Buyer Material Adverse Effect" shall have the meaning set forth in Section 5.1.

                  "Buyer SEC Reports" shall have the meaning set forth in
Section 5.5.

                  "Buyer Sub" shall have the meaning set forth in the opening paragraph hereof.

                  "Cash for Company Preferred Stock Conversion Number" shall have the meaning set forth in Section 2.5(b).

                  "Cash Purchase Price" shall have the meaning set forth in
Section 2.5.

                  "CERCLA" shall mean the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended.

                  "Certificate of Merger" shall have the meaning set forth in
Section 2.2.

                  "Claims" shall have the meaning set forth in Section 11.7.

                  "Closing" shall have the meaning set forth in Section 3.1.

                  "Closing Date" shall have the meaning set forth in Section
3.1.

                  "Code" shall have the meaning set forth in Section 6.9(b).

                  "Commission" shall have the meaning set forth in Section 5.3.

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                  "Commonly Controlled Entity" shall have the meaning set forth in Section 6.9(b).

                  "Company" shall have the meaning set forth in the opening paragraph.

                  "Company Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Company Disclosure Schedule" shall have the meaning set forth in Section 6.1.

                  "Company Indenture" shall mean the Indenture, dated as of March 18, 1996, by and among the Company, Diamond Energy Operating Company, Taurus, Electra Resources, Inc. and Texas Commerce Bank National Association, as Trustee, as amended by the First Supplemental Indenture, dated as of April 25, 1996, by and among said parties.

                  "Company Material Adverse Effect" shall have the meaning set forth in Section 6.1.

                  "Company Preferred Stock" shall mean the 15% Cumulative Preferred Stock, par value $0.01 per share, of the Company.

                  "Company SEC Reports" shall have the meaning set forth in
Section 6.5.

                  "Company Voting Debt" shall have the meaning set forth in
Section 6.2.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 8.1(b).

                  "Defensible Title" shall mean, subject to and except for the Permitted Encumbrances, (i) the title of the Company and its Subsidiaries to the Properties is free and clear of all Liens and defects of any kind whatsoever,
(ii) as to those Wells and Leases for which a "Working Interest" and a "Net Revenue Interest" are set forth in the LKA Reserve Report, the Company or its Subsidiaries (other than Taurus) are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such Wells and Leases in an amount not less than the Net Revenue Interest set forth in the LKA Reserve Report for such Well or Lease, without reduction, suspension or termination throughout the duration of the productive life of such Wells and Leases (except as set forth in the LKA Reserve Report), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such Wells and Leases in an amount not greater than the Working Interest set forth in the LKA Reserve Report, without increase throughout the productive life of such Wells and Leases, except for increases that also result in a proportionate increase in the Net Revenue Interest as set forth in the LKA Reserve Report or as otherwise specified in the LKA Reserve Report, and (iii) as to those Wells and Leases that were acquired subsequent to December 31, 1996,

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

the Company or its Subsidiaries (other than Taurus) are entitled to receive the percentage of all Hydrocarbons produced, saved and marketed from such Wells and Leases in an amount not less than the Net Revenue Interest set forth in Schedule
6.20 of the Company Disclosure Schedule for such Well or Lease, without reduction, suspension or termination throughout the duration of the productive life of such Wells and Leases (except as set forth in such Schedule 6.20), and such party is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such Wells and Leases in an amount not greater than the Working Interest set forth in such Schedule 6.20, without increase through the productive life of such Wells and Leases, except for increases that also result in a proportionate increase in the Net Revenue Interest as set forth in such Schedule 6.20 or as otherwise specified in the LKA Reserve Report.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "Dissenting Shares" shall have the meaning set forth in
Section 2.10.

                  "Effective Time" shall have the meaning set forth in
Section 2.2.

                  "Employment Agreements" shall mean those employment agreements described on Schedule 6.9(d) of the Company Disclosure Schedule between the Company, on the one hand, and each of Douglas H. Miller, Grant W. Henderson, J. William Freeman, J. W. Spencer, III, Randell Bodenhamer and Jarl P. Johnson.

                  "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any or all jurisdictions in which the Company and its Subsidiaries own property or conduct business, including, without limitation, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state laws implementing the foregoing federal laws, any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws, including laws and regulations governing NORM.

                  "Equipment" shall mean all equipment, fixtures, physical facilities, tank batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools and other tangible personal property owned or leased on the date hereof by the Company or any of its Subsidiaries, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines, flow lines, tanks, and communication systems and equipment.

                  "ERISA" shall have the meaning set forth in Section 6.9(a).

                  "Estimated Proved Reserves" shall have the meaning set forth in Section 6.18(a).

                  "Exchange Act" shall have the meaning set forth in Section 5.2(b).

                  "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

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


                  "Governmental Entity" shall have the meaning set forth in
Section 6.15.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Hydrocarbons" means oil, gas, condensate, casinghead gas, natural gas liquids, mineral and other liquid or gaseous hydrocarbons.

                  "JEDI" shall mean Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

                  "JEDI Agreement" shall mean the JEDI Agreement, dated as of the date hereof, by and between Buyer and JEDI in the form attached hereto as Exhibit B.

                  "Law"  shall have the meaning specified in Section 6.15.

                  "Leases" shall mean fee mineral interests, oil, gas and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farmout or farmin rights, royalty, overriding royalty, net profits or other non-working or carried interests, operating rights, participation rights and other rights and interests under operating, pooling and unitization agreements.

                  "Liens" shall mean all liens, mortgages, security interests, pledges, claims, judgments, options and other encumbrances of any kind.

                  "LKA Reserve Report" shall have the meaning set forth in
Section 6.18(a).

                  "Material Company Asset" shall mean any asset or group of related assets of the Company or any of its Subsidiaries that has a value, either as reflected on the latest audited consolidated balance sheet of the Company or on the LKA Reserve Report, of $500,000 or more.

                  "Merger" shall have the meaning set forth in the recitals hereof.

                  "Merger Consideration" shall have the meaning set forth in
Section 2.5.

                  "Miller" shall have the meaning set forth in Section 4.2.

                  "Miller Employment Agreement Amendment" shall have the meaning set forth in Section 4.2.

                  "Net Revenue Interest" means an overall interest in Hydrocarbons produced from or attributable to the Leases and Wells, after deducting all lessors' royalties, overriding royalties, production payments, and other interests or burdens on Hydrocarbons produced from the Leases and Wells.




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

                  "NORM" means naturally occurring radioactive materials.

                  "Oil and Gas Contracts" means any contracts, commitments or agreements for the purchase or sale of Hydrocarbons.

                  "Oil and Gas Interests" means, when used with respect to the Company or its Subsidiaries (excluding Taurus), direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including (a) working, royalty, and overriding royalty interests, production payments, operating rights, net profits interests, other nonworking interests, and nonoperating interests, (b) all revenues from the items referred to in clause (a) above, (c) all contracts in connection with the items referred to in either clause (a) or (b) above and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, divisions orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), reversionary interests, reservations and concessions, (d) all real property, including fee interests, fixtures, easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing but excluding the corporate headquarters office building of the Company located in Dallas, Texas; and (e) all interests in equipment and machinery, including tanks, batteries, pipelines, and gathering systems, pumps, water plants, electric plants, gasoline and gas processing plants, refineries, office equipment, furniture, computers, telephones and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

                  "Option Consideration" shall have the meaning set forth in
Section 2.5(c).


                  "Other Acquisition Transaction" shall have the meaning specified in Section 8.3.

                  "Outstanding Options" shall have the meaning set forth in
Section 6.2.

                  "PBGC" shall have the meaning set forth in Section 6.9(b).

                  "Permits"  shall have the meaning specified in Section 6.19.

                  "Permitted Encumbrances" shall mean any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business by appropriate proceedings; (ii) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable laws (other than those arising due to default or violation); (iii) any easements, rights-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any property or lands of the Company and its Subsidiaries or over which such party owns rights-of-way, easements, permits or licenses, that do not materially interfere with the operation of any property or lands for exploration and production of Hydrocarbons or related operations; (iv) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to (A) reduce the Net Revenue Interest of the Company and its Subsidiaries in any Lease or Well below that set forth in the LKA Reserve Report, or

Schedule 6.20 of the Company Disclosure Schedule, for such Lease or Well, or (B) increase the Working Interest of the Company and its Subsidiaries in any Lease or Well above that set forth in the LKA Reserve Report, or Schedule 6.20 of the Company Disclosure Schedule, without a proportionate increase in the Net Revenue Interest of such party except as set forth in the LKA Reserve Report or Schedule
6.20 of the Company Disclosure Schedule; (v) the terms and conditions of all leases, production sales contracts (to the extent identified in the Company Disclosure Schedule), division orders, contracts for refining or processing of Hydrocarbons, unitization and pooling designations, declarations, orders and operating agreements, agreements of development, area of mutual interest agreements, farmout agreements, gas balancing agreements, processing agreements, pipeline, gathering and transportation agreements, injection, repressuring and recycling agreements, carbon dioxide purchase or sales agreements, salt water or other disposal agreements, and seismic or geophysical permits or agreements, to the extent that such contracts and agreements do not interfere materially with the operation, value or use of the assets of the Company or its Subsidiaries and do not (A) reduce the Net Revenue Interest of the Company and its Subsidiaries in any Lease or Well below that set forth in the LKA Reserve Report, or Schedule
6.20 of the Company Disclosure Schedule, for such Lease or Well, or (B) increase the Working Interest of the Company and its Subsidiaries in any Lease or Well above that set forth in the LKA Reserve Report, or Schedule 6.20 of the Company Disclosure Schedule, for such Lease or Well, without a proportionate increase in the Net Revenue Interest of the applicable party except as set forth in the LKA Reserve Report or Schedule 6.20 of the Company Disclosure Schedule; (vi) conventional rights of reassignment prior to abandonment; (vii) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any of the assets and securing payments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business by appropriate proceedings; (viii) Liens created or arising under the Revolving Credit Facility; and (ix) any other encumbrances that do not interfere materially with the operation, value or use of assets of the Company or its Subsidiaries.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivisions or any agency, department or instrumentality thereof.

                  "Plan" shall have the meaning set forth in Section 6.9(a).

                  "Preference Rights" shall mean any right or agreement that enables or may enable any Person to purchase, acquire, or otherwise encumber shares of Company Common Stock or Company Preferred Stock or any Property of the Company of its Subsidiaries, or any interest therein or in a portion thereof, as a result of or in connection with any sale, assignment, encumbrance, or other transfer of any interest in shares of Company Common Stock or Company Preferred Stock or the Properties of the Company or its Subsidiaries.

                  "Preferred Stock Consideration" shall have the meaning set forth in Section 2.5(b).

                  "Property" or "Properties" shall mean Leases, Wells, Surface Contracts, Equipment and other assets reflected in the consolidated financial statements of the Company included in the Company SEC Reports as being owned by the Company, including, without limitation, those Leases and Wells identified in the LKA Reserve Report and in Schedule 6.20 of the Company Disclosure Schedule but excluding Leases, Wells, Surface Contracts, Equipment and other assets sold by the Company or its Subsidiaries since January 1, 1997.

                  "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended.

                  "Redemption Value of the Company Preferred Stock" shall mean the aggregate amount of all payments that would be required to be made by the Company if the Company were to redeem the Company Preferred Stock effective as of the Closing Date.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E, to be entered into by and between Buyer and JEDI.

                  "Revolving Credit Facility" means the revolving credit facility in the aggregate principal amount of $250,000,000 provided by NationsBank of Texas, N.A., as agent, and other financial institutions listed in the Credit Agreement, dated as of February 14, 1996, by and among such parties and the Company, as amended by the First Amendment thereto dated as of August 1, 1996 by and among such parties and the Company.

                  "Securities Act" shall have the meaning set forth in Section 5.2(b)

                  "Shareholder Agreement" means the Shareholder Agreement, dated as of the date hereof, by and among Buyer and each owner of Company Common Stock, Company Preferred Stock and Outstanding Options in substantially the form attached hereto as Exhibit F.

                  "Specified Parties" shall mean Henderson, Freeman, Spencer, Bodenhamer and Johnson.

                  "Stockholders Agreement" shall have the meaning set forth in
Section 6.2.

                  "Stockholders Allocation Agreement" means the Stockholders Allocation Agreement, dated as of the date hereof, by and among the Company and each owner of Company Common Stock, Company Preferred Stock and Outstanding Options.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Surface Contracts" shall mean all fee interests, leasehold interests, estates, servitudes, easements, privileges, right-of-way agreements, licenses, permits, or other agreements relating to the use or ownership of surface and subsurface properties and structures which as of or after April 30, 1997 were owned by the Company and it Subsidiaries and used, or held for use, in connection with the exploration, production or development of Hydrocarbons from the Wells and Leases, or lands pooled, unitized or otherwise combined therewith, or for the gathering, transportation or the disposal of water and other materials produced therefrom.

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                  "Taurus" shall mean Taurus Energy Corp., a Texas corporation and a wholly-owned subsidiary of the Company.

                  "Taurus Disposition" shall have the meaning set forth in
Section 4.1.

                  "Taurus Disposition Agreement" shall have the meaning set forth in Section 4.1.

                  "Tax or "Taxes" shall mean all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

                  "Tax Return" shall mean any return, declaration, report, estimate, claim for refund, information return, statement, request for extension, or other similar document relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transfer Requirement" shall mean any consent, approval, authorization, or permit of, or filing with or notification to, any Person which is required to be obtained, made, given, or complied with for or in connection with any sale, assignment, transfer, delegation, or encumbrance of shares of Company Common Stock or Company Preferred Stock of the Company or its Subsidiaries or any interest therein.

                  "Warrants" shall mean warrants to purchase shares of Buyer Common Stock as provided in the Warrant Agreement.

                  "Warrant Agreement" shall mean the Warrant Agreement, in substantially the form attached hereto as Exhibit A, to be entered into by and between the Company and JEDI.

                  "Warrant Certificates" shall mean certificates representing Warrants as provided in the Warrant Agreement.

                  "Warrants for Company Preferred Stock Conversion Number" shall have the meaning set forth in Section 2.5(b).

                  "Warrant Shares" shall have the meaning specified in
Section 5.2(c).

                  "Wells" shall mean oil, condensate, or natural gas wells, water source wells, and water and other types of injection or disposal wells and systems, whether producing, shut-in, or temporarily abandoned.

                  "Working Interest" shall mean that share of all of the costs, expenses, burdens, and obligations of any type or nature attributable to the development, maintenance, or operation of any Lease or Well.

                                   ARTICLE II

                                   THE MERGER

                  Section 2.1 The Merger. Upon the terms and subject to the satisfaction or, if permissible, waiver of the conditions of this Agreement, at the Effective Time, Buyer Sub shall be merged with and into the Company in accordance with the applicable provisions of the DGCL and the separate existence of Buyer Sub shall thereupon cease, and the Company, which shall be and which is hereinafter sometimes referred to as the "Surviving Corporation," shall continue its corporate existence under the laws of the State of Delaware under the name "Coda Energy, Inc." From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations, all as set forth in Section 259 of the DGCL.

                  Section 2.2 Effective Time. On the date of the closing of the Merger referred to in Section 3.1 hereof, a Certificate of Merger ("Certificate of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL shall be filed with the Secretary of State of Delaware. The Merger shall become effective at the time (the "Effective Time") of such filing or at such later time as the parties hereto shall have provided in such certificate.

                  Section 2.3 Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation and Bylaws of the Company, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by law.

                  Section 2.4 Board of Directors and Officers. The persons set forth on Schedule 2.4 shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

                  Section 2.5 Conversion of Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in treasury of the Company or owned by any Subsidiary of the Company or (ii) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) shall be canceled and extinguished and be converted into the right to receive cash in an amount equal to the quotient obtained by dividing (i) One Hundred Thirty-Four Million Dollars ($134,000,000), as such amount may be adjusted pursuant to Sections 4.1 and 4.2 (as adjusted, the "Cash Purchase Price") by (ii) the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (B) the aggregate number of shares of Company Common Stock subject to outstanding options immediately prior to the Effective Time (the "Common Stock Consideration"), without interest and less any required withholding of Taxes;

                  (b) each share of Company Preferred Stock outstanding immediately prior to the Effective Time (other than (i) shares of Company Preferred Stock held in treasury of the Company or owned by any Subsidiary of the Company or (ii) Dissenting Shares in respect of which appraisal rights are properly exercised and perfected) shall be canceled and extinguished and be converted into the right to receive (i) cash in an amount equal to the quotient obtained by dividing (A) the difference obtained by subtracting (x) Ten Million Dollars ($10,000,000) from (y) the Redemption Value of the Company Preferred Stock by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (the "Cash for Company Preferred Stock Conversion Number"), (ii) such number of Warrants equal to the quotient obtained by dividing (A) 1,666,667 by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (the "Warrants for Company Preferred Stock Conversion Number") and (iii) the right to receive from the Company an amount equal to the quotient obtained by dividing (A) the aggregate amount received by the Company from JEDI (or its assignee) after the Effective Time pursuant to the exercise of the Taurus Purchase Option (as such term is defined in the JEDI Agreement), by (B) the aggregate number of shares of Company Preferred Stock outstanding immediately prior to the Effective Time (collectively, the "Preferred Stock Consideration"), without interest and less any required withholding of Taxes; and

                  (c) each option to acquire Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the product obtained by multiplying (i) the quotient obtained by dividing (A) the Cash Purchase Price by (B) the sum of the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the aggregate number of shares of Company Common Stock subject to options outstanding immediately prior to the Effective Time by (ii) the number of shares of Company Common Stock subject to such option (the "Option Consideration"), without interest and less any required withholding of Taxes.

The Common Stock Consideration, the Preferred Stock Consideration and the Option Consideration shall be referred to herein as the "Merger Consideration."

                  Section 2.6 Surrender of Certificates; Payment for and Exchange of Shares.

                  (a) At the Closing, upon the surrender to Buyer of certificate(s) representing shares of Company Common Stock, Buyer shall cause to be paid to each person surrendering certificate(s) for which they are the record owner cash in an amount equal to the number of shares of Company Common Stock represented by such certificate(s) multiplied by the Common Stock Consideration. At the Closing, upon the surrender to Buyer of certificate(s) representing shares of Company Preferred Stock, Buyer shall cause to be issued or paid to each person surrendering certificate(s) for which they are the record owner (i) cash in an amount equal to the product obtained by multiplying (A) the number of shares of Company Preferred Stock represented by such certificate(s) by (B) the Cash for Company Preferred Stock Conversion Number and (ii) a Warrant Certificate representing the number of whole Warrants equal to the product obtained by multiplying (A) the number of shares of Company Preferred Stock represented by such certificate(s) by (B) the Warrants for Company Preferred Stock Conversion Number. At the Closing, Buyer shall cause to be paid to the person who held an option to purchase shares of Company Common Stock immediately prior to the Effective Time cash in an amount equal to the Option Consideration. Upon surrender of certificate(s) representing shares of Company Common Stock or shares of Company Preferred Stock, as the case may be, as provided above, Buyer will make the payments of cash Merger Consideration by wire transfer of immediately available funds to accounts designated by each owner of Company Common Stock, Company Preferred Stock and options to purchase Company Common Stock at least two Business Days prior to such surrender or delivery, as the case may be.

                  (b) Until surrendered in accordance with the provisions hereof, each certificate representing shares of the Company Common Stock outstanding immediately prior to the Effective Time shall, except as provided in the following sentence, be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Common Stock Consideration as provided in Section 2.5(a). Until surrendered in accordance with the provisions hereof, each certificate representing shares of the Company Preferred Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Preferred Stock Consideration as provided in Section 2.5(b). Each option outstanding immediately prior to the Effective Time shall be deemed for all purposes from and after the Effective Time to solely represent the right to receive the Option Consideration as provided in Section 2.5(c).

                  (c) In the event that any certificate(s) for Company Common Stock or Company Preferred Stock shall have been lost, stolen or destroyed, Buyer shall pay or issue in exchange for such lost, stolen or destroyed certificate(s), upon the making of an affidavit of that fact by the holder thereof and providing a bond or other surety reasonably satisfactory to Buyer, the Merger Consideration as may be required pursuant to this Agreement.

                  Section 2.7 No Fractional Warrants. No fractions of a Warrant shall be issued in the Merger.

                  Section 2.8 Adjustment Event. In the event of any change in Buyer Common Stock between the date of this Agreement and the Effective Time by reason of any stock dividend, split-up, reclassification, recapitalization, combination, exchange of shares or the like (an "Adjustment Event"), the Warrants for Company Preferred Stock Conversion Number and the exercise price of the Warrants shall be appropriately adjusted.

                  Section 2.9 No Further Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. After the Effective Time, there shall be no exercise of options of the Company which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock or Company Preferred Stock are presented to the Surviving Corporation for transfer, or options of the Company are presented for exercise, they shall be canceled and exchanged for the Merger Consideration as provided herein.

                  Section 2.10 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration as provided in Sections 2.5 and 2.6, but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Corporation as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the DGCL, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon and less any required withholding of taxes as provided in
Section 2.5, and upon surrender of the certificate(s) representing such shares, in the manner provided in Section 2.6, such shares shall no longer be Dissenting Shares.

                  Section 2.11 Conversion of Buyer Sub Securities. At the Effective Time, each share of common stock, par value $0.01 per share, of Buyer Sub issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of the common stock of the Surviving Corporation.

                  Section 2.12 Stockholders to Have No Further Rights. At and after the Effective Time, the holder of a certificate representing shares of Company Common Stock or Company Preferred Stock (a "Certificate") shall cease to have any rights as a stockholder of the Company, except for (i) the right to surrender such Certificate in exchange for the Merger Consideration to which such holder is entitled under this Agreement, or (ii) the rights available under the DGCL for Dissenting Shares.

                                   ARTICLE III

                                   THE CLOSING

                  Section 3.1 Closing. Unless this Agreement is terminated pursuant to Section 10.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of Andrews & Kurth L.L.P., Dallas, Texas, at 11:00 A.M. local time on November 26, 1997 (or December 3, 1997 if either Buyer or the Company has made the election in Section 10.1(b)) or (ii) at such other date, time and place as Buyer and the Company shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                  Section 3.2 Deliveries at Closing. Subject to the provisions of Articles IX and X, at the Closing:

                  (a) There will be delivered to Buyer and the Company the certificates and other documents and instruments the delivery of which are contemplated under Article IX; and

                  (b) Buyer, Buyer Sub and the Company will cause appropriate documents necessary to effect the Merger to be filed in accordance with Section 251 of the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE IV

                 TAURUS DISPOSITION; PURCHASE PRICE ADJUSTMENTS

                  Section 4.1 Taurus Disposition. The Company shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate a transaction, on or before November 25, 1997 (or December 2, 1997 if the election under Section 10.1(b) has been made), providing for the sale of Taurus, whether by merger, sale of all or substantially all of the assets of Taurus, sale of all of the capital stock of Taurus or otherwise, to any party, including JEDI (the "Taurus Disposition"), as soon as reasonably practicable after the date of this Agreement on terms no less favorable to the Company than the terms of that certain Stock Purchase Agreement, dated October 1, 1997, between the Company and Star Acquisition Co., LLC, a Nevada limited liability company, as such agreement may be amended with the written consent of Buyer, which consent shall not be unreasonably withheld, and as such agreement may be amended to extend the closing date of the Taurus Disposition provided therein to a date not later than November 25, 1997 (which amendment shall not require the consent of Buyer) (the "Taurus Disposition Agreement"), provided, that, with respect to a Taurus Disposition involving a purchaser of Taurus other than Star Acquisition Co., LLC, the agreement relating thereto shall provide for a price, form of consideration and Tax effect with respect to Buyer and the Company as are set forth on Schedule 6.25(b) of the Company Disclosure Schedule and such other general terms that are no less favorable to Coda than those provided in the Taurus Disposition Agreement, such other general terms being subject to the consent of Buyer, which consent shall not be unreasonably withheld (any such other agreement providing for a Taurus Disposition is referred to herein as an "Alternative Taurus Disposition Agreement"). Except as otherwise provided in the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement and except for funds not in excess of $50,000 contributed to Taurus for capital expenditures not otherwise reimbursed by Star Acquisition Co., LLC under the Taurus Disposition Agreement or the purchaser of Taurus under any Alternative Taurus Disposition Agreement, neither the Company nor any of its Subsidiaries (other than Taurus) shall make any investment in or capital contribution to Taurus, make any advance or contribution of working capital to fund capital expenditures of Taurus (other than capital expenditures approved by the Company prior to the date of this Agreement as listed on Schedule 6.25(a) of the Company Disclosure Schedule), engage in any transaction with Taurus not in conformance with past practice or which would otherwise transfer value to Taurus (including the assumption of liabilities), unless Buyer shall otherwise consent in writing. The Company shall keep Buyer reasonably informed of the status of the transactions relating to the Taurus Disposition pursuant to the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement.

                  (a) In the event that, prior to or at the Closing, Coda receives cash proceeds from a Taurus Disposition, the Cash Purchase Price shall be increased by the amount of such cash proceeds provided that any such increase to the Cash Purchase Price shall not exceed the amount set forth under the heading "Sales Proceeds" on Schedule 6.25(b) of the Company Disclosure Schedule.

                  Section 4.2 Additional Purchase Price Adjustments. The Cash Purchase Price shall be reduced by the aggregate amount of payments payable to Douglas H. Miller ("Miller") pursuant to that certain Amendment to Employment Agreement, dated as of the date hereof, between the Company and Miller in the form attached hereto as Exhibit G (the "Miller Employment Agreement Amendment").

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to the Company as follows:

                  Section 5.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted. Buyer is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of Buyer or Buyer's ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect"). Buyer Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

                  Section 5.2 Authority Relative to this Agreement. (a) Buyer has the requisite corporate power and authority to enter into this Agreement, the Warrant Agreement, the Registration Rights Agreement and the JEDI Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Warrant Agreement, the Registration Rights Agreement and the JEDI Agreement and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. The execution and delivery of this Agreement by Buyer Sub and the consummation of the transactions contemplated hereby by Buyer Sub have been duly authorized by all necessary corporate action on the part of Buyer Sub. Buyer Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Warrant Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The JEDI Agreement has been duly authorized by all necessary corporate action on the part of Buyer and, when executed and delivered by Buyer at the Closing, will be duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by JEDI and the Company, will constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. This Agreement has been duly executed and delivered by Buyer Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Buyer Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Neither the execution, delivery and performance of this Agreement, the Warrant Agreement nor the Registration Rights Agreement by Buyer nor the consummation of the transactions contemplated hereby and thereby by Buyer will (i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration, under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its assets, other than, in the case of clause (ii) only, breaches, defaults, violations and losses of rights that would not have a Buyer Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Buyer Sub nor the consummation of the transactions contemplated hereby and thereby by Buyer Sub will (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer Sub or (ii) result in any breach or constitute a default with or without notice or lapse of time, or both, or give rise in others of any rights of termination, cancellation or acceleration, under any indenture, contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Buyer or its assets, other than, in the case of clause
(ii) only, breaches, defaults, violations and losses of rights that would not have a Buyer Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by Buyer or Buyer Sub of the transactions contemplated by this Agreement, the Warrant Agreement or the Registration Rights Agreement except (i) for filings required to be made under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the Closing, (ii) for the filing of a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") in connection with the registration of the Warrant Shares pursuant to the Registration Rights Agreement and filings under state securities laws in connection therewith, (iii) the filing of a Merger Certificate pursuant to the DGCL and (iv) where the failure to make any such filing or registration or to obtain such authorization, consent or approval would not have a Buyer Material Adverse Effect, provided that the representation of Buyer and Buyer Sub in this sentence, as it relates to compliance with the HSR Act, is subject to the accuracy of the representation of the Company set forth in Section 6.26 hereof.

                  (c) The Buyer Warrants have been duly authorized by all necessary corporate action on the part of Buyer, and, when issued at the Closing, the Buyer Warrants will be validly issued, fully paid and nonassessable. The shares of Buyer Common Stock issuable pursuant to the Buyer Warrants (the "Warrant Shares") have been duly authorized and, when issued upon exercise of the Buyer Warrants in accordance with the terms of the Warrant Agreement and payment of the applicable exercise price therefor, will be validly issued, fully paid and nonassessable.

                  Section 5.3 Reports and Financial Statements. As of their respective dates, Buyer's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"), (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996, March 31, 1997 and June 30,
1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since March 31, 1996 and (iv) all other reports on Form 8-K and registration statements declared effective by the Commission since March 31, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents

(other than preliminary material) that Buyer was required to file with the Commission since March 31, 1996 (all items in clauses (i) through (iv) being referred to herein collectively as the "Buyer SEC Reports") complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Buyer SEC Reports. As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they mere made, not misleading. As of their respective dates, the audited consolidated financial statements and unaudited interim financial statements of Buyer included in the Buyer SEC Reports complied in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Buyer SEC Reports (i) have been prepared in accordance with GAAP during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, subject to normal year-end audit adjustments and except for the fact that such unaudited statements do not contain all notes required by GAAP), (ii) present fairly, in all material respects, the financial position of Buyer as of the dates thereof and the consolidated results of its operations and cash flow for the periods then ended (except as may be indicated therein or in the notes thereto, or, in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments and any other adjustments described therein and except for the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act and the Exchange Act and the rules promulgated thereunder) and (iii) are, in all material respects, in accordance with the books of account and records of Buyer. Any reports or other material filed by Buyer with the Commission after the date hereof and prior to the Closing Date (other than preliminary material) shall be deemed to be included in the defined term "Buyer SEC Reports" for purposes of this Agreement and Buyer shall be deemed to have made the representations set forth in this Section 5.3 in respect of such reports or other material and any financial statements set forth therein.

                  Section 5.4 Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in any of Buyer SEC Reports filed prior to the date of this Agreement, there have not been since June 30, 1997, any change or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Buyer Material Adverse Effect (other than (i) changes or conditions in the oil and gas industry, including changes in the prices realized or to be realized from the sale of oil or gas, which have a general effect on, or which could reasonably be expected to have a general effect on, the business, assets, condition (financial or otherwise), liabilities or operations of companies in the oil and gas industry and (ii) changes in the price of Buyer Common Stock).

                  Section 5.5 Sufficient Funds. Buyer has or will have available to it, at the time Buyer is required to pay for the shares of Company Common Stock and Company Preferred Stock pursuant to Article II hereof, sufficient funds to permit it to pay the cash portion of the Merger Consideration.

                  Section 5.6 No Broker's Fees. Neither Buyer nor Buyer Sub has not made any arrangements with any broker, finder or investment banker that would require the Company to pay any fee or commission if the transactions contemplated by this Agreement are not consummated.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Buyer and Buyer Sub as follows:

                  Section 6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a direct or indirect material adverse effect on the business, assets, condition
(financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole, or its ability to consummate the transaction contemplated by this Agreement (a "Company Material Adverse Effect"); provided that, for purposes of any representation and warranty made pursuant to Article VI that is qualified by reference to a Company Material Adverse Effect only, the phrase "a direct or indirect material adverse effect on the business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole" shall be deemed to mean any such material adverse effect that would cause Buyer and its Subsidiaries collectively to suffer or experience claims, losses, damages, liabilities, diminution in value of the business, assets or operations of the Company or its Subsidiaries or other adverse economic impact from a breach of such representation and warranty that in the aggregate would exceed $1.0 million if the Merger were to be consummated. Complete and correct copies of the charter and bylaws or comparable organizational documents of the Company and each of its Subsidiaries as of the date hereof have been previously provided to Buyer, and a complete list of each jurisdiction in which the Company is duly qualified as a foreign corporation has been delivered to Buyer as Schedule 6.1 of a disclosure schedule delivered by the Company to Buyer on the date of this Agreement (the "Company Disclosure Schedule").

                  Section 6.2 Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock and 40,000 shares of Company Preferred Stock. As of the date of this Agreement, 913,611 shares of Company Common Stock were outstanding, no shares of Company Common Stock were held in the treasury of the Company, no shares of Company Common Stock were held by Subsidiaries of the Company and 20,000 shares of Company Preferred Stock were outstanding. Schedule 6.2 of the Company Disclosure Schedule sets forth a complete and accurate list of the holders of record of the issued and outstanding shares of Company Common Stock and Company Preferred Stock as of the date hereof, specifying the ownership thereof by each of the Company's stockholders. All the outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and non-assessable and were issued free of preemptive rights. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which the Company's stockholders may vote ("Company Voting Debt") issued or outstanding. Except for options to acquire 31,989 shares of Company Common Stock at an exercise price of $0.01 per share pursuant to the stock option agreements described on Schedule 6.2 of the Company Disclosure Schedule (the "Outstanding Options") and except as authorized in the Stockholders Agreement dated as of October 30, 1995, as amended by Amendment No. 1 to Stockholders Agreement dated as of January 10, 1996 (as amended, the "Stockholders Agreement"), there are no options, warrants, calls or other rights, agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except as provided in the Stockholders Agreement and pursuant to Section 4.13 of the Company Indenture, the Company is not obligated to make any payment of cash or property in respect of any shares of capital stock or debt securities in connection with the transactions contemplated by this Agreement.

                  Section 6.3 Subsidiaries. Schedule 6.3 of the Company Disclosure Schedule lists all Subsidiaries of the Company. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 6.3 of the Company Disclosure Schedule sets forth a complete list of each jurisdiction in which each Subsidiary of the Company is duly qualified as a foreign corporation. All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any Liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Subsidiaries of the Company other than as provided in the Taurus Disposition Agreement, any Alternative Taurus Disposition Agreement and the JEDI Agreement. Other than the Subsidiaries of the Company or as otherwise set forth in Schedule
6.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, excluding joint interest operations of oil and gas wells and drilling ventures arising in the ordinary course of business.

                  Section 6.4 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and the corporate power and authority to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Buyer and Buyer Sub, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (a) Except as set forth in Schedule 6.4 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby by the Company will (i) conflict with or violate the Certificate of Incorporation or Bylaws or other charter documents of the Company or any of its Subsidiaries, or (ii) result in any breach or constitute a default (with or without notice or lapse of time, or both) under, or give rise in others to any rights of termination, cancellation or acceleration under, any indenture, contract, loan agreement, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or its or their respective assets, other than, in the case of clause (ii) only, such breaches, defaults, violations and rights that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except (i) as disclosed in Schedule 6.4 of the Company Disclosure Schedule, (ii) for filings required to be made pursuant to the Exchange Act or (iii) the filing of a Certificate of Merger pursuant to the DGCL, no filing or registration with, or authorization, consent or approval of, any governmental or regulatory body or authority or third party is necessary for the consummation by the Company of the transactions contemplated hereby, except where failure to make such filing or registration or obtain such authorization, consent or approval would not, individually or in the aggregate, prevent consummation of the transactions contemplated by this Agreement or have a Company Material Adverse Effect.

                  Section 6.5 Reports and Financial Statements. The Company has furnished Buyer with true and complete copies of the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A No. 1 and Form 10-K/A No. 2, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996, March 31, 1997 and June 30, 1997, as filed with the Commission and (iii) all other reports on Form 8-K and registration statements declared effective by the Commission since February 16, 1996, except registration statements on Form S-8 relating to employee benefit plans, which are all the documents (other than preliminary material) that the Company was required to file with the Commission since February 16, 1996 (all items in clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they mere made, not misleading. As of their respective dates, the audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports complied in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act, and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports (i) have been prepared in accordance with GAAP during the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, subject to normal year-end audit adjustments and except for the fact that such unaudited statements do not contain all notes required by GAAP), (ii) present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flow for the periods then ended (except as may be indicated therein or in the notes thereto, or, in the case of the unaudited interim financial statements, subject to normal year-end audit adjustments and any other adjustments described therein and except for the fact that certain information and notes have been condensed or omitted in accordance with the Securities Act and the Exchange Act and the rules promulgated thereunder) and
(iii) are, in all material respects, in accordance with the books of account and records of the Company. Neither the Company nor any of its Subsidiaries has any liability or is subject to any loss contingency that could reasonably be expected to have a Company Material Adverse Effect other than as reflected or disclosed in the financial statements or notes thereto included in the Company SEC Reports filed prior to the date hereof or as otherwise disclosed on Schedule
6.5 of the Company Disclosure Schedule. Any reports or other material filed by the Company with the Commission after the date hereof and prior to the Closing Date (other than preliminary material) shall be deemed to be included in the defined term "Company SEC Reports" for purposes of this Agreement and the Company shall be deemed to have made the representations set forth in this
Section 6.5 in respect of such reports or other material and any financial statements set forth therein.

                  Section 6.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement, as disclosed in Schedule 6.6 of the Company Disclosure Schedule or in any of the Company SEC Reports filed prior to the date of this Agreement, there have not been (i) since June 30, 1997, any transactions, commitments, disputes, events, damage, destruction or losses, whether or not covered by insurance, or any development or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect, (ii) since December 31, 1996 (A) any entry into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole, including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice or (B) any action taken by the Company or its Board of Directors in connection with the adoption or implementation of any plan or arrangement or the entry into any agreement (x) principally intended to discourage an Other Acquisition Transaction, or (y) pursuant to which the officers, directors or employees of the Company or its Subsidiaries have been granted any benefits payable or distributable upon severance or upon a change of control of the Company or pursuant to which any rights held by such persons have been accelerated to occur or vest at or prior to a change of control, including without limitation any amendments to, modifications of, or elections of other rights under existing benefit plans (including the Outstanding Options) or (iii) since June 30, 1997, any change or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which could reasonably be expected to have, a Company Material Adverse Effect (other than changes or conditions in the oil and gas industry, including changes in the prices realized or to be realized from the sale of oil or gas, which have a general effect on, or which could reasonably be expected to have a general effect on, the business, assets, condition (financial or otherwise), liabilities or operations of companies in the oil and gas industry). Except as disclosed in Schedule 6.6 of the Company Disclosure Schedule, since April 30, 1997, the Company has not paid or declared any dividends or distributions to any holder of shares of its capital stock or any holder of securities exercisable for, or convertible into, any shares of its capital stock. The aggregate principal amount of indebtedness outstanding under the Revolving Credit Facility on the date of this Agreement is $66.0 million.

                  Section 6.7 Litigation and Claims. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, in any SEC Report filed subsequent thereto or in Schedule 6.7 of the Company Disclosure Schedule, (a) there is no claim, action or proceeding pending or, to the knowledge of any officer of the Company, overtly threatened, against or affecting the Company or any of its Subsidiaries and (b) none of the officers of the Company or its Subsidiaries is aware of any facts, conditions or circumstances in connection with, related to, or associated with the Properties (or the ownership, operation, development, maintenance, or use of any thereof) that could reasonably be expected to give rise to any such claim, action or proceeding, except with respect to those matters referred to in either clause
(a) or (b) above, to the extent such matters would not, either individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, there is no judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding specifically against the Company or any of its Subsidiaries.

                  Section 6.8 Information in Agreement and Company Disclosure Schedule. None of the representations or warranties made by the Company contained in this Agreement, the statements in the Company Disclosure Schedule nor statements in the Brochure dated April 1997 delivered to Buyer by the Company or its representatives (other than statements or information related to oil and gas reserves contained therein and except as otherwise specifically disclosed in writing to Buyer or in Schedule 6.19 of the Company Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  Section 6.9 Employee Benefits Plans; Labor Matters. Schedule
6.9 (a) of the Company Disclosure Schedule lists each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"), sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of the employees of the Company or any of its Subsidiaries, or that has been so sponsored, maintained or contributed to by Company or any of its Subsidiaries within six years prior to the Closing.

                  (a) Except as otherwise set forth in Schedule 6.9(b) of the Company Disclosure Schedule or as previously disclosed in writing to Buyer by the Company:

                  (i) the Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Closing contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                  (ii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries the failure to file of which would, individually or in the aggregate, have a Company Material Adverse Effect have been filed or furnished in accordance with applicable law in a timely manner, and each Plan has been administered in substantial compliance with its governing documents and in accordance with ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws, except for any failure of compliance or violation of applicable law which would not, individually or in the aggregate, have a Company Material Adverse Effect;

                  (iii) There are no actions, suits, claims, governmental (and, to the knowledge of the Company's officers, non-governmental) investigations or audits pending (other than routine claims for benefits) or, to the knowledge of the Company's officers, threatened against, or with respect to, any of the Plans or their assets which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect;

                  (iv) no act, omission or transaction has occurred which would result in imposition on the Company of (A) a breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, which in the case of (A), (B) or (C) above), individually or in the aggregate, could have a Company Material Adverse Effect;

                  (v) each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status;

                  (vi)     no Plan is subject to Title IV of ERISA;

                  (vii) as to any Plan intended to be qualified under Section 401 of the Code, to the knowledge of the Company's officers there has been no termination or partial termination of the Plan within the meaning of Section 411 (d) (3) of the Code which has had or could reasonably be expected to have a Company Material Adverse Effect; and

                  (viii) with respect to any Plan which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 4104 (b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), to the knowledge of the officers of the Company, (A) no withdrawal liability, within the meaning of
         Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such Plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

                  (b) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts. There is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may materially interfere with the respective business activities of the Company or any of its Subsidiaries.

                  (c) Except as set forth in Schedule 6.9(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreements, programs or policies. Schedule 6.9(d) of the Company Disclosure Schedule sets forth, and the Company has made available to Buyer true and correct copies of, (i) all agreements with employees or consultants of the Company or its Subsidiaries that obligate the Company or any Subsidiary to make annual cash payments in an amount exceeding an aggregate of $50,000, (ii) all non-competition agreements with the Company or a Subsidiary of the Company executed by officers of the Company or a Subsidiary of the Company, and (iii) all plans, programs, agreements and other arrangements of the Company or its Subsidiaries with or relating to the employment and to the remuneration and compensation of its employees.

                  (d) Except as provided in Schedule 6.9(e) of the Company Disclosure Schedule, (i) no Plan provides retiree medical or retiree life insurance benefits to any person and (ii) neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Section 601 through 608 of ERISA and Section 4980B of the Code.

                  (e) Except as provided in Schedule 6.9(f) of the Company Disclosure Schedule, the Company has not amended, terminated or taken any other actions with respect to any of the Plans or any of the plans, programs, agreements, policies or other arrangements described in this Section 6.9 since December 31, 1996 which, individually or in the aggregate, have or could reasonably be expected to have a Company Material Adverse Effect.

                  Section 6.10 Environmental Matters. Except for matters disclosed in Schedule 6.10 of the Company Disclosure Schedule, the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, overtly threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law. Except for matters disclosed in Schedule 6.10 of the Company Disclosure Schedule and except for matters that would not result, individually or in the aggregate, in a Company Material Adverse Effect, (i) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its Subsidiaries, including, without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed, and the Company and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iii) to the Company's knowledge, there are no physical or environmental conditions, including the presence of NORM, existing on any property of the Company or its Subsidiaries or resulting from the Company's or such Subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or offsite remedial obligations imposed on the Company or any of its Subsidiaries under any Environmental Laws; (iv) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by the Company and its Subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (v) there has neither been any exposure of any person or property to hazardous substances or any pollutant or contaminant (including
NORM) released by the Company or its Subsidiaries, nor has there been any release of hazardous substances, or any pollutant or contaminant (including
NORM) into the environment by the Company or its Subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its Subsidiaries for damages or compensation; and (vi) the Company and its Subsidiaries have made available to Buyer all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its Subsidiaries relating to any of the current or former properties or operations of the Company and its Subsidiaries. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release,"or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                  Section 6.11 Public Utility Holding Company Act. None of the Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

                  Section 6.12 Oil and Gas Contracts. Schedule 6.12 to the Company Disclosure Schedule sets forth a true and correct statement of the position, as of the date hereof, of the Company and its Subsidiaries with respect to obligations under Oil and Gas Contracts (including, with respect to each Oil and Gas Contract, location of delivery and variations in the obligation to take or deliver) and related Hydrocarbon price swaps, hedges, futures or similar instruments to which the Company or any of its Subsidiaries is a party.

                  Section 6.13 Takeover Provisions Inapplicable. As of the date hereof and at all times on or prior to the Closing, Section 203 of the DGCL is, and shall be, inapplicable to the transactions contemplated hereby or connected herewith.

                  Section 6.14 Finder's Fees. Except for the Petrie Parkman Fee Agreement, since February 16, 1996, neither the Company nor any of its Subsidiaries have made any arrangements with any broker, finder or investment banker that would require the Company or any of its Subsidiaries to pay any fee or commission in connection with any material transaction by the Company or any of its Subsidiaries, and no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of all agreements referenced in Schedule 6.14 of the Company Disclosure Schedule has been provided to Buyer.

                  Section 6.15 Compliance with Applicable Laws. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Schedule 6.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (a) is in violation of any law, ordinance, regulation, order or writ ("Law") of any courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each a "Governmental Entity") applicable to the Company or any of its Subsidiaries or by which any of them or their assets may be bound, or (b) has received any notice from any Governmental Entity or any other Person (i) claiming any violation, repudiation, or termination, in whole or in part, of any of the Properties or any violation of any Law with respect to the Properties (including any such Law concerning the conservation of natural resources) or (ii) requiring, or calling attention to the need for, any work, repairs, construction, alterations, installations, remediation, response, removal or abatement actions, restoration, investigation or monitoring of, on, in, under, in connection with, or related to the Properties or the ownership, operation, development, maintenance, or use of any thereof, which matters, all or in part, remain outstanding and unresolved to the satisfaction of the sender of such notice, except with respect to those matters referred to in either clause (a) or
(b) above, to the extent such matters would not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Schedule 6.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of violation of any law, ordinance, regulation, order or writ, or is in default with respect to any order, writ, judgment, award injunction or decree of any Governmental Entity, except for such notices or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  Section 6.16 Taxes. Each of the Company and its Subsidiaries has timely filed when due (taking into account permitted extensions) all material federal, state and local income and franchise Tax Returns and all other material Tax Returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up in accordance with GAAP an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns, and has set up in accordance with GAAP an adequate reserve for the payment of all Taxes required to be paid in respect of all periods or portions thereof not covered by such Tax Returns. The information contained in such Tax Returns is true, complete and accurate in all material respects. Except as disclosed in Schedule 6.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is delinquent in the payment of any Tax, assessment or governmental charge in an amount exceeding $100,000. Except as disclosed in Schedule 6.16 of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, by delivery of a written instrument to the Company or to the knowledge of the officers of the Company, that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. The federal income Tax Returns of the Company and each of its Subsidiaries consolidated in such returns have not been examined by and settled with the Internal Revenue Service except as set forth in Schedule 6.16 of the Company Disclosure Schedule. No "excess parachute payment" within the meaning of Section 280G of the Code will be required to be paid by the Company or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement.

                  Section 6.17 Certain Agreements. Except as listed as an exhibit to the Company SEC Reports filed prior to the date of this Agreement or as disclosed in Schedule 6.17 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreements, contracts, indentures or other instruments relating to indebtedness for borrowed money of the Company or its Subsidiaries which, when aggregated with all such other agreements, contracts, indentures or instruments, exceeds an amount of $100,000, (ii) confidentiality or standstill agreement or other material contract or agreement which, after giving effect to the transactions contemplated by this Agreement, purports to restrict or bind Buyer or any of its Affiliates, (iii) collective bargaining agreement, (iv) contract, agreement or commitment not entered into in the ordinary course of business consistent with past practice and for which the Company could reasonably be expected to become liable for payments in excess of $100,000 in respect of all such contracts, agreements or commitments, collectively, (v) any contract or agreement granting a preferential right of purchase or similar right to any person or entity with respect to any Material Company Asset, or (vi) material contract or agreement that is not expected to be fully performed within 30 days following the Closing (excluding oil and gas leases, farmout agreements, oil and gas sales or purchase contracts, joint operating agreements, unit operating agreements and unit agreements entered into in the ordinary course of business).

                  Section  6.18   Engineering Reports.

                  (a) The estimates of proved reserves of oil and natural gas (the "Estimated Proved Reserves") set forth in the report of Estimated Proved Reserves as of January 1, 1997 (the "LKA Reserve Report") were prepared by independent petroleum engineers Lee Keeling and Associates, Inc. as indicated in, and with the conclusion set forth in, their report dated February 13, 1997.

                  (b) Except as described on Schedule 6.18(b) of the Company Disclosure Schedule, all information and production data provided to Lee Keeling and Associates, Inc. for purposes of the preparation of the LKA Reserve Report were true and correct in all material respects as of the date provided.

                  (c) Other than normal production of Hydrocarbons and intervening spot market product price fluctuations, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the Company Estimated Proved Reserves, in the aggregate, or the aggregate present value of future net cash flows therefrom, as reflected in the LKA Reserve Report and the present value thereof as reflected in the LKA Reserve Report. To the knowledge of officers of the Company, the Estimated Proved Reserves were prepared in accordance with the applicable requirements of the rules and regulations of the Commission.

                  Section 6.19 Oil and Gas Reserve Information. Except as otherwise set forth in Schedule 6.19 of the Company Disclosure Schedule and except for exceptions that would not, and could not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect:

                  (a) as of October 1, 1997 and as of the Closing Date, none of the Wells included in the Oil and Gas Interests of the Company and its Subsidiaries has been overproduced such that it is subject or liable to make-up rights, cash settlements or other rights and obligations under any gas balancing agreement, any Oil and Gas Contract or at common law;

                  (b) as of October 1, 1997 and as of the Closing Date, there exist no production or pipeline imbalances or penalties with respect to the Properties;

                  (c) as of October 1, 1997 and as of the Closing Date, neither the Company nor any of its Subsidiaries is obligated under any contract or agreement for the sale of gas containing a take-or-pay, advance payment, prepayment, or similar provision to deliver Hydrocarbons at some future date without then receiving full payment therefor;

                  (d) all necessary franchises, permits, licenses, approvals, consents, certificates and other rights and authorizations of any kind or nature ("Permits") with regard to the ownership, operation, development, maintenance, or use of the Properties, or any of them, have been obtained and maintained in effect, and no violations exist in respect of any thereof, except to the extent that any such violation or failure to have such Permit would not have a Company Material Adverse Effect;

                  (e) there are no Wells included in the Oil and Gas Interests of the Company and its Subsidiaries that: (i) the Company or any of its Subsidiaries are currently obligated by law or contract to plug and abandon;
(ii) are subject to exceptions to a requirement to plug and abandon issued by a regulatory authority having jurisdiction over such Oil and Gas Interests; or
(iii) to the knowledge of the Company, have been plugged and abandoned but have not been plugged or reclaimed in accordance with all applicable requirements of each regulatory authority having jurisdiction over such Oil and Gas Interests;

                  (f) no person has any call on, option to purchase, or similar rights with respect to any of the Oil and Gas Interests of the Company and its Subsidiaries (including without limitation the production attributable thereto) and upon consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries will have the right to market production from the Oil and Gas Interests of the Company and its Subsidiaries on terms no less favorable than the terms upon which such company is currently marketing such production;

                  (g) all rentals, royalties, overriding royalties, compensatory royalties, production payments, and other payments due with respect to the Oil and Gas Interests of the Company and its Subsidiaries (excluding those held in suspense in accordance with past operating practices or in connection with post-closing adjustments in respect of acquired properties) have been properly and timely paid;

                  (h) neither Company, nor any of its Subsidiaries, nor, to the knowledge of Company or any of its Subsidiaries, any other Person to or bound by any Lease, Surface Contract, Oil and Gas Interest, or other agreement to which any of the Properties or the Company or its Subsidiaries are bound (a) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (b) has given or, to the knowledge of Company or any of its Subsidiaries, has threatened to give notice of any default under, or made inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Lease, Surface Contract or other agreement, except with respect to those matters referred to in either clause (a) or (b) above, to the extent such matters (other than with respect to Leases), would not, individually or in the aggregate, have a Company Material Adverse Effect; and

                  (i) Taurus does not own any Oil and Gas Interests included in the LKA Reserve Report.

                  Section 6.20 Title to Property. The Company or its Subsidiaries, other than Taurus, has Defensible Title to each of the material assets reflected on either the LKA Reserve Report or the consolidated financial statements of the Company included in the Company SEC Reports as being owned by the Company or its Subsidiaries (including Oil and Gas Interests of the Company and its Subsidiaries) and each of the Wells and Leases acquired by the Company or its Subsidiaries since the date of the latest Company SEC Report except to the extent that such Wells, Leases or assets have thereafter been disposed of in the ordinary course of business consistent with past practice. Schedule 6.20 of the Company Disclosure Schedule reflects each Well and Lease acquired by the Company or its Subsidiaries since December 31, 1996 and the Net Revenue Interest and Working Interest for each such Well and Lease.

                  Section 6.21 Transfer Requirements and Preference Rights. To the knowledge of the officers of the Company, with respect to the transactions contemplated by this Agreement, all Transfer Requirements will have been made, obtained, waived, or otherwise satisfied, and all Preference Rights will have been waived by the lawful holder thereof or terminated or extinguished, or expired after due notice to the holder without exercise during the time period in which such rights were required to be exercised, except for such exceptions that would not, or could not reasonably be expected to, have a Company Material Adverse Effect.

                  Section 6.22 Condemnation. Neither the Company nor any of its Subsidiaries has any knowledge or notice of any actual or threatened taking (whether permanent, temporary, whole or partial) of any material part of the Properties by reason of condemnation or the threat of condemnation.

                  Section 6.23 Insurance. Schedule 6.23 to the Company Disclosure Schedule contains a summary of all material policies of insurance (including all directors' and officers' liability insurance coverage) maintained by the Company and its Subsidiaries during the past three years.

                  Section 6.24 Affiliate Transactions. Except for the transactions described in Schedule 6.24 of the Company Disclosure Schedule, all transactions involving the Company or any of its Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and since December 31, 1996, neither the Company nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

                  Section 6.25 Taurus. Except as set forth in Schedule 6.25(a) of the Company Disclosure Schedule, since December 31, 1996 neither the Company nor any of its Subsidiaries have made any capital contribution to or investment in Taurus, made any advance or contribution of working capital to fund capital expenditures to Taurus (other than capital expenditures set forth on Schedule 6.25(a) of the Company Disclosure Schedule), engaged in a transaction with Taurus not in the ordinary course of business consistent with past practice or which otherwise transferred value to Taurus (including by way of assumption of liabilities).

                  (a) Schedule 6.25(b) of the Company Disclosure Schedule fairly and accurately reflects the full nature and extent of the Tax costs and other consequences to the Company and Buyer relating to either (i) a Taurus Disposition pursuant to the Taurus Disposition Agreement or any Alternative Taurus Disposition Agreement or the sale of all of the outstanding capital stock of Taurus as contemplated by Section 4.1 of this Agreement or (ii) any Taurus Disposition made pursuant to the exercise of the Taurus Purchase Option pursuant to Section 2 of the JEDI Agreement and any payment of consideration by JEDI (or its assignee) to Coda after the Effective Time in connection therewith (the "Indemnified Transactions") had such disposition occurred as of May 1, 1997 taking into consideration the tax deductions associated with the nonqualified stock options, the Miller Employment Agreement Amendment and the Special Management Rights (as defined in the Stockholders Agreement). In connection therewith, and without limiting the foregoing, the net operating loss carryforwards and the deductions referred to in the line entitled "Clawback, Option exercise & Other items", each as reflected on Schedule 6.25(b) of the Company Disclosure Schedule will be available for use by the Company with respect to the federal income tax return in which the Indemnified Transactions are reflected in an amount sufficient to offset, without limitation, any Tax detriment (including the gain recognized on an Indemnified Transaction) to be incurred by the Company arising solely from the Indemnified Transactions.

                  Section 6.26 Supplemental Information Regarding HSR. Except for certain assets of the Company that neither the fair market value nor the book value of which exceed $15,000,000 and except for the stock of Taurus, all assets of the Company consist of "reserves of oil, natural gas, shale or tar sands, together with associated exploration or production assets" within the meaning of 16 C.F.R. ss. 802.3.

                                   ARTICLE VII

                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

                  Section 7.1 Conduct of Business by the Company. Following the date hereof and prior to the Closing, except as otherwise contemplated by this Agreement or unless Buyer shall otherwise consent in writing:

                  (a) subject to the limitations contained in or transactions contemplated by this Agreement (including, but not limited to, the Taurus Disposition), the Company shall, and shall cause its Subsidiaries to, carry on their respective operations in the usual and ordinary course consistent with past practice, and shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve substantially intact its present business organization, keep available the services of its present officers and employees, maintain and keep its assets in good repair and condition in accordance with past practice, ordinary wear and tear and damage due to casualty excepted, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going businesses shall be materially unimpaired at the Closing;

                  (b) the Company shall not, nor shall it propose to, except as required by this Agreement, (i) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Subsidiaries, (ii) amend its Certificate of Incorporation or Bylaws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

                  (c) the Company shall not, nor shall it permit any of its Subsidiaries to, (i) except as required or contemplated by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, any Company Voting Debt, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock, other than issuances of Company Common Stock pursuant to the exercise of Outstanding Options and except for a Taurus Disposition made in accordance with Section 4.1 hereof, (ii) amend in any respect existing agreements evidencing the Outstanding Options (including, without limitation, the exercise or strike prices thereof) except to permit the acceleration of the vesting or exercisability of the Outstanding Options, (iii) acquire or lease or agree to acquire or lease any capital asset or assets, or make or commit to make any other capital expenditures (including in such calculation the proceeds of any sale/leaseback transactions) in excess of $150,000, (iv) dispose or agree to dispose of capital assets or any other assets other than in the ordinary course, with a value in the aggregate in excess of $100,000, (v) (A) create, incur, assume or permit additional indebtedness (including obligations in respect of capital leases), other than periodic drawdowns under the Company's credit facilities existing as of the date hereof, provided that (1) such drawdowns are in the ordinary course of business consistent with past practice, (2) the amount available under such facilities as of the date hereof is not increased and (3) the aggregate principal amount of indebtedness outstanding thereunder does not exceed $70,000,000, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (other than a Subsidiary of the Company, or as to a Subsidiary of the Company, another Subsidiary of the Company) in an amount in excess of $25,000 (excluding suspense account obligations assumed in connection with acquisitions by the Company whereby the Company also receives the funds held in suspense or an adjustment to the purchase price is made in an equal amount), (C) encumber or grant a security interest in any Material Company Asset other than for the Company's credit facilities existing as of the date hereof, (D) make any loans or advances to any other person (excluding intercompany transactions), enter into any agreement or instrument relating to the borrowing of money or the extension of credit or enter into any other transaction other than in the ordinary course of business consistent with past practices, either individually or in the aggregate, in excess of $25,000, or (E) pay or declare any dividend or other distribution with respect to any shares of its capital stock or any security exercisable for or convertible into any shares of its capital stock, (vi) acquire or agree to acquire oil or gas properties or other material assets, or acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, for an aggregate purchase price in excess of $150,000, (vii) enter into or renew any agreements, contracts or other commitments (A) exceeding $100,000 in cost of value that are not expected to be fully performed within 30 days after the Closing (other than (1) oil and gas marketing agreements (excluding hedging arrangements) entered into in the ordinary course of business consistent with past practices or (2) commitments for expenditures reflected in the LKA Reserve Report as expenditures planned for 1997) or (B) not in the ordinary course of business consistent with past practice, or (viii) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) the Company shall not, nor shall it permit any of its Subsidiaries to, except as required to comply with applicable law and other than acceleration of vesting permitted by this Agreement, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former director, officer or employee, (ii) increase in any manner the compensation or fringe benefits of any director, executive officer or employee; provided, however, that the Company shall be permitted to award normal salary increases to employees (other than executive officers) of the Company in the ordinary course of business that are consistent with past practice (including, without limitation, in connection with any promotion of such employee) and that, in the aggregate, do not result in a material increase in compensation expense to the Company and its Subsidiaries relative to the level in effect prior to such increase), unless consented to by Buyer, (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Plan, other than in the ordinary course of business consistent with past practice, or
(vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (e) the Company shall not, nor shall it permit its Subsidiaries to, make any change in its accounting policies or procedures, except as required under GAAP;

                  (f) the Company shall use its reasonable efforts to refrain from taking, and shall use its reasonable efforts to cause its Subsidiaries to refrain from taking, any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Closing, or in any of the conditions to the transactions contemplated by this Agreement set forth in

Article IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated by this Agreement;

                  (g) the Company shall maintain in full force and effect all of its policies of insurance (excluding any insurance policies under which Taurus is the only named insured) in existence as of the date hereof or insurance comparable to the coverage afforded by such policies; and

                  (h) the Company shall not enter into any natural gas or other future or options trading or be a party to any price swaps, hedges, futures or similar instruments without first obtaining the consent of Buyer, which consent shall not be unreasonably withheld.

                  Section 7.2 Obligations of Buyer and the Company. Each of Buyer and the Company shall use its reasonable best efforts to refrain from taking any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect as of the Closing, or in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article IX not being satisfied, or (unless such action is required by applicable law) that would adversely affect the ability of Buyer or the Company to obtain any of the regulatory approvals required to consummate the transactions contemplated by this Agreement.

                  Section 7.3 Notice of Breach. Each party hereto shall promptly give written notice to each other party hereto upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that would cause any of the representations and warranties which are qualified with respect to materiality to be untrue in any respect on the Closing Date, cause any of the representations and warranties which are not so qualified to be untrue in any material respect on the Closing Date or cause a breach of any covenant contained or referenced in this Agreement and the party which made such representation, warranty or covenant will use its reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule.

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

                  Section 8.1 Access and Information. (a) Upon reasonable notice, the Company and its Subsidiaries shall afford to Buyer and to Buyer's affiliates, accountants, lenders, counsel and other representatives full access, during normal business hours (and at such other times as the parties may mutually agree) and in a manner so as not to materially interfere with the normal business operations of the Company and its Subsidiaries throughout the period prior to the Closing, to all of their properties (which shall include the right to conduct an environmental assessment thereof), books, contracts, commitments, records and personnel. During such period, the Company shall furnish promptly to Buyer (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. During the period prior to the Closing, the Company shall use reasonable efforts to make its accountants, counsel, lenders and other representatives available to Buyer and to Buyer's affiliates, accountants, lenders, counsel and other representatives at reasonable times.

                  (b) Information obtained by the Buyer and the Company hereto pursuant to this Section 8.1 shall be subject to the provisions of the confidentiality agreement between Buyer and the Company dated July 16, 1997 (the "Confidentiality Agreement"), which Confidentiality Agreement remains in full force and effect. If this Agreement is terminated, each party will (i) deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, and (ii) destroy all working papers reflecting any of the confidential information contained in such documents, work papers and other material. In addition, if this Agreement is terminated neither party shall disclose, except as required by Law, the basis or reason for such termination, without the consent of the other party.

                  Section 8.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to cooperate with each other and to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (i) under applicable laws and regulations to satisfy the conditions precedent to the Closing set forth in Article IX and to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and (ii) to lift any injunction or other legal bar to the consummation of the transactions contemplated by this Agreement as soon as reasonably practicable; provided, however, that nothing in this Section or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require any party or any affiliate of any party to hold separate or make any divestiture of a significant asset or otherwise agree to any material restriction on the operations of any party in order to obtain any waiver, consent or approval required by this Agreement; and provided, further that nothing in this Section or elsewhere in this Agreement shall require Buyer or the Company to take any action that is inconsistent with the fiduciary obligations of its Board of Directors.

                  Section 8.3 No Solicitation. Prior to the Closing, the Company shall not, nor shall the Company authorize or permit any of the Subsidiaries of the Company to, nor shall any such parties authorize or permit any of its officers, directors or employees or affiliates, as the case may be, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Subsidiaries of the Company to, directly or indirectly, initiate, solicit, negotiate or encourage (including by way of furnishing information), or take any other action to facilitate or entertain, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any proposal or offer to acquire all or substantially all of the business of the Company and its Subsidiaries, or all or substantially all of the capital stock of the Company, whether by merger, purchase of assets, tender offer, exchange offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Other Acquisition Transaction") or agree to endorse or recommend any such Other Acquisition Transaction or enter into an agreement relating to an Other Acquisition Transaction.

                  Section  8.4   Employee Matters.

                  (a) Buyer will cause service with the Company and its Subsidiaries and their predecessors prior to the Effective Time to be taken into account for eligibility and vesting purposes in connection with any benefit or payroll plan, practice, policy or agreement of Buyer or any of its Affiliates in which any employee of the Company or its Subsidiaries may become entitled to participate on or after the Effective Time.

                  (b) On or before the date that is six months after the Closing Date, the Company shall not terminate the Company's severance plan described in
Schedule 8.4(b) of the Company Disclosure Schedule.

                  (c) The obligations of Buyer under Section 8.4 are intended to benefit, and be enforceable against Buyer directly by, the parties (other than the Company) to such agreements and the participants or former participants in such plans and their respective beneficiaries and other successors in interest, and shall be binding on all successors of Buyer.


                  (d) Buyer will cause the Company to honor the Company's obligation to pay incentive compensation to Taurus employees (as described in Schedule 6.9(d)) during the term of the Taurus Purchase Option (as defined in the JEDI Agreement).

                  Section 8.5 Indemnification. (a) From and after the Closing, Buyer shall cause the Certificate of Incorporation of the Surviving Corporation or any successor corporation to contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to limitation on liability that are set forth in Article 10 of the Certificate of Incorporation of the Company as of the date of this Agreement shall remain effective for a period of six years from the Closing Date with respect to individuals who at any time from and after the date of this Agreement and to and including the Closing Date were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend or repeal such provisions for a period of six years from the Effective Time. If, at any time during such period of six years and prior to an underwritten public offering of capital stock of the Surviving Corporation, the Surviving Corporation is unable to make any indemnification payments required by this Section 8.5, then Buyer shall be liable for such payments, but only to the extent of all dividends or other distributions paid in respect of capital stock of the Surviving Corporation prior to or upon the dissolution of the Surviving Corporation that have been made to Buyer or any of its Affiliates by the Surviving Corporation during such period.

                  (b) In the event that, after the Closing, the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Buyer shall cause the Company to make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 8.5.

                  (c) From and after the Closing, Buyer shall cause the Bylaws of the Surviving Corporation or any successor corporation to contain provisions that acknowledge and agree that, to the fullest extent permitted by law, the provisions relating to indemnification and advancement of expenses that are set forth in the Bylaws of the Company as of the date of this Agreement shall remain effective for a period of six years from the Closing Date with respect to individuals who at any time from and after the date of this Agreement and to and including the Closing Date were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Closing Date (including, without limitation, the matters contemplated by this Agreement), and the Surviving Corporation shall not amend or repeal such provisions for a period of six years from the Effective Time.

                  (d) From and after the Closing, Buyer shall not permit the obligations of the Surviving Corporation or any successor corporation under this
Section 8.5 to be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 8.5 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 8.5 applies shall be third-party beneficiaries of this Section 8.5).

                  (e) Buyer Sub understands that the Company has entered into contractual indemnification arrangements with certain of its current directors and officers, forms of which have previously been delivered to Buyer Sub.

                  (f) Buyer shall obtain, as of the Effective Time, a "run-off" insurance policy providing directors' and officers' liability insurance coverage for the persons who were directors or officers of the Company at any time during the period from, on and after February 17, 1996 to and including the Effective Time to the same extent as the directors' and officers' liability insurance coverage maintained by the Company as of the date of this Agreement, provided that such insurance coverage need only cover claims made during the period of six years immediately following the Effective Time with respect to actions taken by any such person after February 16, 1996 to and including the Effective Time.


                  (g) Until December 31, 1997, the Surviving Corporation will maintain in place the Company's current health and 401(k) plans or substantially equivalent plans.

                  Section 8.6 Stockholder Meeting. The Company shall take all reasonable efforts to call and hold a stockholders meeting, as soon as practicable after the date of this Agreement but in no event later than November 25, 1997, for purposes of seeking stockholder approval of the Merger unless the stockholders of the Company have otherwise approved the Merger pursuant to unanimous written consent on the date of this Agreement.

                  Section 8.7 Buyer's Obligations Regarding Buyer Sub. Buyer agrees to take all action necessary to cause Buyer Sub to perform all obligations, and to perform all agreements, covenants and obligations, of Buyer Sub and the Surviving Corporation under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Buyer and Buyer Sub shall be liable for any breach of any covenant or agreement of Buyer Sub or the Surviving Corporation and for any breach of this covenant; provided, however, that Buyer shall not have any responsibility for, or provide any guaranties of, any actions of Buyer Sub or any obligation or liability otherwise hereunder after the Effective Time, except as expressly provided in Sections 2.6 and 8.5.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

                  Section 9.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing executed by Buyer and the Company subject to and in accordance with
Section 10.4 hereof:

                  (a) The waiting period applicable to the consummation of the transactions contemplated by this Agreement, if any, under the HSR Act shall have expired or been terminated.

                  (b) No United States or state Governmental Entity or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, or otherwise preventing or prohibiting, the consummation of the transactions contemplated by this Agreement.

                  (c) There shall not be pending any action, proceeding or investigation brought by any person or entity before any Governmental Entity challenging, affecting, or seeking material damages in connection with, the transactions contemplated by this Agreement.

                  Section 9.2 Conditions to Obligation of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived in writing by the Company in accordance with Section 10.4 hereof:

                  (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and on and at the Closing Date as if made on the Closing Date (except to the extent they expressly relate to the date of this Agreement or any other particular date), and the Company shall have received a certificate of the President or Chief Executive Officer (or comparable officer) of Buyer, dated the Closing Date, to that effect.

                  (b) Buyer shall have executed and delivered to JEDI the Warrant Agreement in substantially the form of Exhibit A attached hereto.

                  (c) Buyer shall have executed and delivered to JEDI the Registration Rights Agreement in substantially the form of Exhibit B attached hereto.

                  (d) The Company shall have received the opinion of Andrews & Kurth L.L.P., counsel to Buyer and Buyer Sub, dated the Closing Date, substantially in the form of Exhibit C hereto.

                  Section 9.3 Conditions to Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived in writing by Buyer in accordance with Section 10.4 hereof:

                  (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct, in each case when made and on and at the Closing Date as if made at such time (except, to the extent, and only to the extent, that (i) they expressly relate to the date of this Agreement or any other particular date or (ii) such representations and warranties have been amended or modified by the delivery of amendments to the Company Disclosure Schedule at least two Business Days prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Company by its President or Chief Executive Officer, dated the Closing Date, to that effect.

                  (b) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth on
Schedule 6.4 of the Company Disclosure Schedule as a result of the last sentence of Section 6.4 hereof shall have been obtained, on terms and conditions reasonably satisfactory to Buyer, and, to the extent required to be submitted prior to the Closing Date, all filings and notices set forth on Schedule 6.4 of the Company Disclosure Schedule as a result of the last sentence of Section
6.4 hereof shall have been submitted by the Company.

                  (c) Buyer shall have received the opinion of Joe Callaway, General Counsel of the Company, substantially in the form of Exhibit D-1 attached hereto, and Buyer shall have received the opinion of Haynes and Boone, LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit D-2 hereto.

                  (d) None of the Specified Parties subject to the Employment Agreements shall have breached or anticipatorily breached any such agreements.

                  (e) The Miller Employment Agreement Amendment shall have been executed and delivered by each of the Company and Miller, and the Employment Agreement between the Company and Miller shall not have been otherwise amended.

                  (f) The Stockholders Agreement shall have been terminated by all of the parties thereto without the payment of consideration, or any commitment or agreement to pay any consideration, by the Company or any of its Subsidiaries to any Person, except as provided in the Stockholders Allocation Agreement.

                  (g) All members of management of the Company shall have repaid all indebtedness owed by them to the Company set forth on Schedule 9.3(g) of the Company Disclosure Schedule.

                  (h) Buyer shall have reasonably determined in good faith, on or before November 24, 1997, by written notice to the Company, that, had the representations and warranties of the Company in this Agreement been made without any materiality or knowledge qualifications, Buyer would suffer or experience claims, losses, damages, liabilities, diminution in value of the business, assets or operations of the Company or its Subsidiaries or other adverse economic impact from one or more breaches of such representations and warranties that in the aggregate would not exceed $10 million if the Merger were to be consummated; provided that, in the event that the Company has provided any amendment to the Company Disclosure Schedule as contemplated by Section 9.3(a),
(i) the date on which Buyer may make the determination provided in this subsection (h) shall be extended to November 24, 1997 (or December 1, 1997 if the election under Section 10.1(b) has been made) and (ii) any such amendment or amendments to the Company Disclosure Schedule shall not be considered to have amended the Company Disclosure Schedule for purposes of this subsection (h). The phrase "without regard to any materiality or knowledge qualifications" shall mean that (i) references to "material" and words of similar import shall, for purposes of this Section 9.3(h), be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement,
(ii) references to exclusions or other qualifications for items that would not, individually or in the aggregate, have or cause, or which could reasonably be expected to have, a Company Material Adverse Effect, or phrases of similar import, shall, for such purposes, be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement and
(iii) references to "to the knowledge of the Company" and "to the knowledge of the Company's officers" and words of similar import shall, for purposes of this Section 9.3(h), be considered to have been deleted from the text of the representations and warranties of the Company in this Agreement.

                  (i) Each owner of Company Common Stock, Company Preferred Stock and Outstanding Options, other than JEDI, shall have executed and delivered to Buyer the Shareholder Agreement.

                  (j) JEDI shall have executed and delivered to Buyer the JEDI Agreement.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

Termination.  This Agreement may be terminated at any time prior to the Closing:

                  (a)      by mutual written consent of Buyer and the Company;

                  (b) by either Buyer or the Company if the Closing shall not have occurred on or before November 26, 1997 (unless (i) either party shall have, prior to such date, given notice of its desire to extend such date to a date no later than December 3, 1997, in which case November 26, 1997 shall be extended to such date or (ii) such circumstance is the result of a breach of the terms hereof by the party exercising the termination right); provided that, in the event the Taurus Disposition has not occurred prior to November 25, 1997 (or December 2, 1997 if either party has exercised its right to extend to December 3, 1997 the termination date under this clause (b)), the Company shall not have the right to terminate this Agreement pursuant to this clause (b) until Buyer has obtained all regulatory approvals from Governmental Entities necessary to consummate the transactions contemplated by this Agreement on the basis of no Taurus Disposition having occurred, including the expiration of all waiting periods under the HSR Act, but in no event shall the Company's right to terminate be suspended for more than 45 days after December 3, 1997; or

                  (c) by either Buyer or the Company upon written notice to the other parties hereto if any Governmental Entity of competent jurisdiction shall have issued (i) a final permanent order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted, or (ii) any order or directive that does not directly enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, but that would, if Buyer or the Company were to comply with such order or directive as a condition to consummating the transactions contemplated hereby, have a material adverse effect on the business, operations or financial condition of Buyer or the Company.

                  Section 10.1 Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.1, no party hereto shall have any obligation or liability to any other party hereto except (i) that this
Section 10.2 and Sections 8.1(b), 11.3, 11.7 and 11.8 shall survive any such termination and (ii) that, except as set forth herein, nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of any covenant contained in this Agreement or willful breach of any representation or warranty contained in this Agreement.

                  Section 10.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 10.3 Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any documents delivered pursuant hereto by any other party and
(iii) waive compliance
with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  Section 11.1 Non-Survival of Representations and Warranties. All representations, warranties, agreements and covenants set forth in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 10.1, as the case may be, except that (i) the agreements set forth in Sections 8.4, 8.5 and 8.7 and Articles II and XI shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 8.1(b), 10.2 and in Article XI shall survive termination indefinitely.

                  Section 11.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (with a hard copy delivered by overnight delivery service) or by overnight delivery service, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company:

Coda Energy, Inc.
5735 Pineland Drive, Suite 300
Dallas, Texas 75231
Attention: General Counsel
Telecopy No.: (214) 265-4777

With a copy to:

Haynes and Boone, LLP
3100 NationsBank Plaza
901 Main Street
Dallas, Texas 75202-3789
Attention:   Lanny Boeing
Telecopy No.: (214) 651-5940
Telephone No.: (214) 651-5000

if to JEDI:

c/o Enron Corp.
1400 Smith Street
Houston, Texas 77002
Attention: Donna W. Lowry
Telecopy No.: (713) 646-4039

Telephone No.: (713) 853-1939

With a copy to:
Tim Detmering
Lance Schuler
1400 Smith Street
Houston, Texas 77002
Telecopy No.: (713) 646-3750 (Detmering)
                  (713) 646-3393 (Schuler)

and

if to Buyer:

Belco Oil & Gas Corp.
767 Fifth Avenue, 46th Floor
New York, New York  10583
Attention:  Robert A. Belfer
Telecopy No.:  (212) 644-2396

with a copy to:

Andrews & Kurth L.L.P.
4200 Texas Commerce Tower
Houston, Texas  77002
Attention:  Thomas P. Mason
Telecopy No.:  (713) 220-4285

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.2.

                  Section 11.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses, provided that Buyer shall pay to Haynes and Boone, LLP 50% of the legal fees payable by the Company to Haynes and Boone, LLP, up to a maximum amount payable by Buyer of $25,000, in connection with the transactions contemplated by this Agreement.

                  Section 11.4 Publicity. So long as this Agreement is in effect, neither Buyer nor the Company shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the consent of the other, which consent shall not be unreasonably withheld, unless such press release or public statement is required by law, regulation or rules of any applicable market or exchange, in which case such press release or public statement may be made after providing the other parties hereto a reasonable opportunity to comment thereon.

                  Section 11.5 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated to the fullest extent possible.

                  Section 11.7 Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extracontractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Dallas, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any Person instituting a Claim under this Agreement, such Person shall provide to the other party hereto a written notice specifying the nature and basis of the

Claim. The Persons who are the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period not in excess of 30 days commencing after assertion of a Claim.

                  Section 11.8 Miscellaneous. This Agreement (together with the exhibits and the Company Disclosure Schedule referred to herein and the Confidentiality Agreement) (i) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) except as provided in Section 8.4, is not intended to confer upon any other person any rights or remedies hereunder and shall be binding upon and inure to the benefit solely of each party hereto, and their respective successors and assigns, (iii) shall not be assigned by operation of law or otherwise, and (iv) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in any number of counterparts which together shall constitute a single agreement.

                  Section 11.9 Effective Date. This Agreement shall not be effective until such time as (i) each of the owners of the Company Common Stock, the Company Preferred Stock and the Outstanding Options, other than JEDI, shall have executed and delivered to the Company a Shareholder Agreement and (ii) JEDI shall have executed and delivered to the Company the JEDI Agreement, unless Buyer shall have waived, in writing, such requirement in full or in part, in which case this Agreement shall be effective at the time a copy of such waiver is delivered to the Company.

                  IN WITNESS WHEREOF, Buyer, Buyer Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.


                           BELCO OIL & GAS CORP.


                           By:
                               -----------------------------------------
                           Name:    Robert A. Belfer
                           Title:   Chairman of the Board and
                                    Chief Executive Officer


                           BELCO ACQUISITION SUB, INC.


                           By:
                               -----------------------------------------
                           Name:    Robert A. Belfer
                           Title:   Chairman of the Board and
                                    Chief Executive Officer


                           CODA ENERGY, INC.


                           By:
                               -----------------------------------------
                           Name:    Jarl P. Johnson
                           Title:   Vice Chairman of the Board and Chief
                                    Operating Officer